Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-132469, 333-132469-01 and 333-132469-02

Prudential Financial

$25,000,000 Retail Medium Term Notes Due April 15, 2037

Final Term Sheet, April 23, 2007

Issuer:	Prudential Financial Inc.

Principal Amount:	$25,000,000

Ratings:	A3/A

Reoffer Price:	100.000%

Settlement Date:	April 30, 2007

Maturity Date:	April 15, 2037

Coupon Rate:	6.400%

Coupon Payment Date:	The 15th day of April and October subject to the Following Business Day convention

Business Day Convention:	New York

Initial Coupon Payment Date:	October 15, 2007

Call Frequency:	On the First Call Date and at each payment date thereafter (Bermudan), with 30 calendar days notice

First Call Date:	Initially callable on April 15, 2009

Day Count Convention:	30/360

Denominations:	Minimum denomination of $1,000 and integral multiples thereof

Dealer:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Gross Spread:	0.11%

Form of Note:	SEC Registered MTN, Book Entry

CUSIP:	74432RAG8

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offering will arrange to send you the prospectus by calling toll free 1-866-500-5408.